Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-152165) of Kirkland’s, Inc. pertaining to a registration to sell 2,641,032 shares of common stock by certain selling shareholders,
(2) Registration Statement (Form S-3 No. 333-111245) of Kirkland’s, Inc. pertaining to a registration to sell 4,517,604 shares of common stock by certain selling shareholders,
(3) Registration Statement (Form S-8 No. 333-100157) of Kirkland’s, Inc. pertaining to the 1996 Executive and Non-Qualified Stock Option Plan, the 2002 Equity Incentive Plan, the Employee Stock Purchase Plan, and certain outstanding stock options,
(4) Registration Statement (Form S-8 No. 333-128120) of Kirkland’s, Inc. pertaining to the Executive Nonqualified Excess Plan,
(5) Registration Statement (Form S-8 No. 333-189285) of Kirkland’s, Inc. pertaining to the 2002 Equity Incentive Plan,
(6) Registration Statement (Form S-8 No. 333-217082) of Kirkland's, Inc. pertaining to the Employee Stock Purchase Plan,
(7) Registration Statement (Form S-8 No. 333-230619) of Kirkland's, Inc. pertaining to the Employee Stock Purchase Plan,
(8) Registration Statement (Form S-8 No. 333-232225) of Kirkland's, Inc. pertaining to the 2002 Equity Incentive Plan, and
(9) Registration Statement (Form S-8 No. 333-236773) of Kirkland's, Inc. pertaining to the Employee Stock Purchase Plan;
of our report dated April 10, 2020, with respect to the consolidated financial statements of Kirkland’s, Inc. included in this Annual Report (Form 10-K) of Kirkland’s, Inc. for the fiscal year ended February 1, 2020.
/s/ Ernst & Young LLP
Nashville, Tennessee
April 10, 2020